Joint Filer Information

Pursuant to General Instruction 5(b)(v) to Form 3, the following additional reporting persons are covered by this joint filing:

                           Daniel M. Snyder
                           c/o The Washington Redskins
                           21300 Redskin Park Drive
                           Ashburn, Virginia  20147

Relationship to Issuer: 10% owner

Designated Filer: Red Zone LLC

Issuer and Ticker Symbol: Six Flags, Inc. [PKS]

Date of Event Requiring Statement: August 10, 2005



Signature: /s/ Daniel M. Snyder
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